Exhibit 99.1

For immediate release
November 8, 2023
Star Equity Holdings, Inc. Announces 2023 Third Quarter Financial Results
Ended the third quarter with cash and cash equivalents of $20.7 million; well positioned to expand existing businesses organically or grow through acquisitions of bolt-ons or new verticals

Old Greenwich, CT. - Star Equity Holdings, Inc. (Nasdaq: STRR; STRRP) (“Star Equity” or the “Company”), a diversified holding company, reported today its financial results for the third quarter (Q3) ended September 30, 2023. All 2023 and 2022 amounts in this release are unaudited.
Following the sale of our Digirad Health business on May 4, 2023, all financial results for the 2023 and 2022 reporting periods, unless stated otherwise, relate to continuing operations, which currently include two divisions: Construction and Investments.
Q3 2023 Financial Highlights vs. Q3 2022 (unaudited)
•Revenues decreased by 6.1% to $10.4 million from $11.1 million.
•Gross profit decreased by 28.3% to $2.2 million from $3.1 million.
•Net loss from continuing operations was $2.4 million (or $0.15 per basic and diluted share) compared to a net loss from continuing operations of $1.0 million (or $0.06 per basic and diluted share).
•Non-GAAP adjusted net income was $0.2 million (or $0.01 per diluted share) compared to a net income of $0.3 million (or $0.02 per diluted share).
•Non-GAAP adjusted EBITDA was a loss of $14 thousand versus income of $0.6 million.
Year-to-Date 2023 Financial Highlights vs. Year-to-Date 2022 (unaudited)
•Revenues decreased by 19.9% to $31.7 million from $39.5 million.
•Gross profit increased by 29.9% to $9.1 million from $7.0 million.
•Net loss from continuing operations was $3.7 million (or $0.24 per basic and diluted share) compared to a net loss from continuing operations of $6.7 million (or $0.46 per basic and diluted share).
•Non-GAAP adjusted net loss from continuing operations was $0.2 million (or $0.01 per diluted share) compared to a net loss of $2.1 million (or $0.14 per diluted share).
•Non-GAAP adjusted EBITDA from continuing operations improved to a net loss of $50 thousand versus a loss of $1.0 million.
•As of September 30, 2023, cash and cash equivalents increased to $20.7 million compared to cash and cash equivalents of $14.1 million at September 30, 2022
•Debt decreased to $0.5 million at September 30, 2023 from $3.5 million at September 30, 2022.

Rick Coleman, Chief Executive Officer, noted, “In the third quarter of 2023, Construction revenue and gross profit declined versus the third quarter of 2022. Year-to-date, however, gross profit increased 28% versus the prior year despite lower revenues. Continued credit tightening in the quarter caused some delays in commercial projects, but single-family residential activity and our overall backlog and sales pipeline remained robust due to our focus on select niche markets where we’ve built significant expertise and a strong reputation.”
Mr. Coleman continued, “In addition, we were excited to announce our acquisition of Big Lake Lumber on October 31st. This accretive bolt-on acquisition for our Glenbrook business represents an important step in the execution of our growth strategy, which includes organic Construction division expansion, bolt-on acquisitions, acquisitions in new industries, and thoughtfully exploring new opportunities at our Investments division.”

Revenues
The Company’s Q3 2023 revenues decreased 6.1% to $10.4 million from $11.1 million in Q2 2022.

Revenues in $ thousands	Q3 2023	Q3 2022	% change	9M 2023	9M 2022	% change
Construction	$10,435	$11,107	(6.1)%	$31,674	$39,544	(19.9)%
Investments	89	159	(44.0)%	405	475	(14.7)%
Intersegment elimination	(89)	(159)	(44.0)%	(405)	(475)	(14.7)%
Total Revenues	$10,435	$11,107	(6.1)%	$31,674	$39,544	(19.9)%
Q3 2023 Construction revenue decreased by 6.1% from the prior year and year-to-date 2023 revenue decreased 19.9% from year-to-date 2022. While our sales pipeline and construction backlog remain strong, credit tightening has slowed overall construction activity and delayed some commercial project starts.
Gross Profit

Gross profit (loss) in $ thousands	Q3 2023	Q3 2022	% change	9M 2023	9M 2022	% change
Construction	$2,248	$3,132	(28.2)%	$9,241	$7,203	28.3%
Construction gross margin	21.5%	28.2%	(6.7)%	29.2%	18.2%	11.0%
Investments	44	100	(56.0)%	236	253	(6.7)%
Intersegment elimination	(89)	(158)	(43.7)%	(405)	(474)	(14.6)%
Total gross profit	$2,203	$3,074	(28.3)%	$9,072	$6,982	29.9%
Total gross margin	21.1%	27.7%	(6.6)%	28.6%	17.7%	10.9%
Q3 2023 Construction gross profit decreased 28.2% due primarily to lower revenues, while year-to-date 2023 gross profit increased 28.3% from the prior year periods despite lower revenues. The year-to-date increase is due to higher pricing levels and lower input costs.
Operating Expenses
On a consolidated basis, Q3 2023 sales, general and administrative (“SG&A”) expenses increased by $0.3 million, or 10.9%, versus the prior year period. The major drivers of the increase in SG&A were increases in legal and outside services expense related to our Investments activities and the sale of our Healthcare business. SG&A as a percentage of revenue increased in Q3 2023 to 32.9% versus 27.9% in Q3 2022.
Net Income
Q3 2023 net loss from continuing operations was $2.4 million, or $0.15 per basic and diluted share, compared to net loss of $1.0 million, or $0.06 per basic and diluted share in the same period in the prior year. Q3 2023 non-GAAP adjusted net income from continuing operations was $0.2 million, or $0.01 per basic and diluted share, compared to non-GAAP adjusted net income from continuing operations of $0.3 million, or $0.02 per basic and diluted share, in the prior year period.
Year-to-date 2023 net loss from continuing operations was $3.7 million, or $0.24 per basic and diluted share, compared to net loss of $6.7 million, or $0.46 per basic and diluted share, in the same period in the prior year. Year to date 2023 non-GAAP adjusted net loss from continuing operations was $0.2 million, or $0.01 per basic and diluted share, compared to adjusted net loss from continuing operations of $2.1 million, or $0.14 per basic and diluted share, in the prior year period.
Non-GAAP Adjusted EBITDA
Q3 2023 non-GAAP adjusted EBITDA was a loss of $14 thousand versus income of $0.6 million in the same quarter of the prior year, primarily due to decreased revenues and increased corporate expenses. Year-to-date 2023 non-GAAP adjusted EBITDA was a loss of $50 thousand, compared to a loss of $1.0 million in year-to-date 2022, primarily due to improved margins at our Construction division.

Operating Cash Flow
Q3 2023 cash flow from operations was an inflow of $0.8 million, compared to an outflow of $3.2 million for the same period in the prior year. The increase in cash flow was due in part to decreased use of cash for working capital in 2023. Year-to-date 2023 cash flow from operations was an inflow of $2.7 million, compared to an outflow of $0.2 million for year-to-date 2022. This was also due in part to decreased use of cash for working capital in 2023.
Preferred Stock Dividends
In Q3 2023, the Company’s board of directors declared a cash dividend to holders of our Series A Preferred Stock of $0.25 per share, for an aggregate amount of approximately $0.5 million. The record date for this dividend was September 1, 2023, and the payment date was September 12, 2023.
Conference Call Information
A conference call is scheduled for 10:00 a.m. ET (7:00 a.m. PT) on November 8, 2023 to discuss the results and management’s outlook. The call may be accessed by dialing (833) 630-1956 (toll free) or (412) 317-1837 (international), five minutes prior to the scheduled start time and referencing Star Equity. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.starequity.com/events-and-presentations/presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail admin@starequity.com or lcati@equityny.com.
Use of Non-GAAP Financial Measures by Star Equity Holdings, Inc.
This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” and “adjusted EBITDA from continuing operations.” The most directly comparable measures for these non-GAAP financial measures are “net income (loss),” “net income (loss) per basic and diluted share,” and “cash flows from operating activities.” The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, unrealized gain (loss) on equity securities and lumber derivatives, litigation costs, transaction costs, financing costs, and income tax adjustments. Further excluded in the measure of adjusted EBITDA are stock-based compensation, interest, depreciation, and amortization.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2023.
About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding company with two divisions: Construction and Investments. Prior to the May 4, 2023 sale of Digirad Health, Star Equity Holdings had three divisions: Healthcare, Construction, and Investments.
Construction
Our Construction division manufactures modular housing units for commercial and residential real estate projects and operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations for professional builders.
Investments
Our Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.
Healthcare
Our Healthcare division, which operated as Digirad Health until the sale of Digirad Health on May 4, 2023, provided products and services in the area of nuclear medical imaging with a focus on cardiac health.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of the Company or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations (including the recent coronavirus COVID-19 outbreak); the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, as well as factors related to the Company’s business including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.
All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Star Equity Holdings, Inc.	The Equity Group
Rick Coleman	Lena Cati
Chief Executive Officer	Senior Vice President
203-489-9508	212-836-9611
rick.coleman@starequity.com	lcati@equityny.com
(Financial tables follow)

Star Equity Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (In thousands, except for per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Construction	$10,435	$11,107	$31,674	$39,544
Total revenues	10,435	11,107	31,674	39,544

Cost of revenues:
Construction	8,187	7,975	22,433	32,341
Investments	45	58	169	221
Total cost of revenues	8,232	8,033	22,602	32,562

Gross profit	2,203	3,074	9,072	6,982

Operating expenses:
Selling, general and administrative	3,434	3,096	11,327	9,981
Amortization of intangible assets	430	430	1,290	1,290
Total operating expenses	3,864	3,526	12,617	11,271

Income (loss) from continuing operations	(1,661)	(452)	(3,545)	(4,289)

Other income (expense):
Other income (expense), net	(965)	(713)	(506)	(1,157)
Interest income (expense), net	433	(120)	569	(400)
Total other income (expense), net	(532)	(833)	63	(1,557)

Income (loss) before income taxes from continuing operations	(2,193)	(1,285)	(3,482)	(5,846)
Income tax benefit (provision) from continuing operations	(172)	299	(233)	(861)
Income (loss) from continuing operations, net of tax	(2,365)	(986)	(3,715)	(6,707)
Income (loss) from discontinued operations, net of tax	(257)	(898)	27,119	(454)
Net income (loss)	(2,622)	(1,884)	23,404	(7,161)
Deemed dividend on Series A perpetual preferred stock	(479)	(479)	(1,437)	(1,437)
Net income (loss) attributable to common shareholders	$(3,101)	$(2,363)	$21,967	$(8,598)

Net income (loss) per share
Net income (loss) per share, continuing operations
Basic*	$(0.15)	$(0.06)	$(0.24)	$(0.46)
Diluted	$(0.15)	$(0.06)	$(0.24)	$(0.46)
Net income (loss) per share, discontinued operations
Basic*	$(0.02)	$(0.06)	$1.74	$(0.03)
Diluted	$(0.02)	$(0.06)	$1.72	$(0.03)
Net income (loss) per share
Basic*	$(0.17)	$(0.12)	$1.50	$(0.49)
Diluted*	$(0.17)	$(0.12)	$1.49	$(0.49)
Net income (loss) per share, attributable to common shareholders
Basic*	$(0.20)	$(0.15)	$1.41	$(0.59)
Diluted*	$(0.20)	$(0.15)	$1.40	$(0.59)
Weighted-average common shares outstanding
Basic*	15,681	15,434	15,573	14,503
Diluted*	15,819	15,434	15,743	14,503

Dividends declared per share of Series A perpetual preferred stock	$0.25	$0.25	$0.75	$0.75
*Earnings per share may not add due to rounding

Star Equity Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (In thousands, except share amounts)

	September 30, 2023 (unaudited)	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$20,691	$4,377
Restricted cash	561	142
Investments in equity securities	4,309	3,490
Accounts receivable, net of allowances of $116 and $270, respectively	3,727	7,975
Note receivable, current portion	223	73
Inventories, net	4,243	4,678
Other current assets	859	682
Current assets – discontinued operations	—	17,851
Total current assets	34,613	39,268
Property and equipment, net	5,217	5,665
Operating lease right-of-use assets, net	1,569	1,856
Intangible assets, net	12,062	13,352
Goodwill	4,438	4,438
Cost method investment	6,000	—
Notes receivable	8,327	1,285
Other assets	36	—
Non-current assets – discontinued operations	—	7,438
Total assets	$72,262	$73,302

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,141	$1,447
Accrued liabilities	1,386	462
Accrued compensation	1,633	1,838
Accrued warranty	42	38
Lumber derivative contracts	94	104
Deferred revenue	1,479	1,673
Short-term debt	537	3,383
Operating lease liabilities	395	372
Finance lease liabilities	54	82
Current liabilities - discontinued operations	—	18,146
Total current liabilities	6,761	27,545
Deferred tax liabilities	254	—
Operating lease liabilities, net of current portion	1,208	1,510
Finance lease liabilities, net of current portion	45	96
Non-current liabilities - discontinued operations	—	2,396
Total liabilities	8,268	31,547

Stockholders’ Equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized: Series A Preferred Stock, 8,000,000 shares authorized, liquidation preference ($10.00 per share), 1,915,637 shares issued and outstanding at September 30, 2023. (Liquidation preference: $18,988,390 as of September 30, 2023.)	18,988	18,988
Series C Preferred stock, $0.0001 par value: 25,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 50,000,000 shares authorized; 15,826,217 and 15,177,919 shares issued and outstanding (net of treasury shares) at September 30, 2023 and December 31, 2022, respectively	2	1
Treasury stock, at cost; 258,849 shares at September 30, 2023 and December 31, 2022, respectively	(5,728)	(5,728)
Additional paid-in capital	160,549	161,715
Accumulated deficit	(109,817)	(133,221)
Total stockholders’ equity	63,994	41,755
Total liabilities and stockholders’ equity	$72,262	$73,302

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) from continuing operations	$(2,365)	$(986)	$(3,715)	$(6,707)
Acquired intangible amortization	430	430	1,290	1,290
Unrealized loss (gain) on equity securities (1)	971	834	24	834
Unrealized loss (gain) on lumber derivatives (2)	137	153	(10)	1,298
Interest income	440	—	686	—
Transaction costs related to sale (3)	123	—	1,281	—
Transaction costs related to mergers and acquisitions (4)	17	—	17	—
Loss (Gain) on sale of assets	38	—	(386)	—
Write off of lease liabilities	240	—	240	—
Financing costs (5)	2	115	151	324
Income tax (benefit) provision	171	(299)	232	861
Non-GAAP adjusted net income (loss) from continuing operations	$204	$250	$(190)	$(2,097)

Net income (loss) from continuing operations per diluted share	$(0.15)	$(0.06)	$(0.24)	$(0.46)
Acquired intangible amortization	0.03	0.03	0.08	0.09
Unrealized loss (gain) on equity securities (1)	0.06	0.05	—	0.06
Unrealized loss (gain) on lumber derivatives (2)	0.01	0.01	—	0.09
Interest income	0.03	—	0.04	—
Transaction costs related to sale (3)	0.01	—	0.08	—
Transaction costs related to mergers and acquisitions (4)	—	—	—	—
Loss (Gain) on sale of assets	—	—	(0.02)	—
Write off of lease liabilities	0.02	—	0.02	—
Financing costs (5)	—	0.01	0.01	0.02
Income tax (benefit) provision	0.01	(0.02)	0.01	0.06
Non-GAAP adjusted net income (loss) from continuing operations per basic share (6)	$0.01	$0.02	$(0.01)	$(0.14)
Non-GAAP adjusted net income (loss) from continuing operations per diluted share (6)	$0.01	$0.02	$(0.01)	$(0.14)
(1)Reflects adjustments for any unrealized gains or losses in equity securities.
(2)Reflects adjustments for any unrealized gains or losses in lumber derivatives value..
(3)Reflects one time transaction costs related to the sale of the Healthcare Division.
(4)Reflects one time transaction costs related to potential mergers and acquisitions.
(5)Reflects financing costs from our credit facilities.
(6)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and the sum of individual items may not equal the total.

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited) (In thousands)

For The Three Months Ended September 30, 2023	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$(108)	$(763)	$(1,494)	$(2,365)
Depreciation and amortization	515	45	9	569
Interest (income) expense	7	(193)	(247)	(433)
Income tax (benefit) provision	1	—	170	171
EBITDA from continuing operations	415	(911)	(1,562)	(2,058)

Unrealized loss (gain) on equity securities (1)	—	971	—	971
Unrealized loss (gain) on lumber derivatives (2)	137	—	—	137
Interest income	—	440	—	440
Stock-based compensation	9	—	67	76
Transaction costs related to sale (4)	—	—	123	123
Transaction costs related to mergers and acquisitions (5)	—	—	17	17
Loss (Gain) on sale of assets	—	38	—	38
Write off of lease liabilities	240	—	—	240
Financing costs (6)	2	—	—	2
Non-GAAP adjusted EBITDA from continuing operations	$803	$538	$(1,355)	$(14)

For The Three Months Ended September 30, 2022	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$975	$(561)	$(1,400)	$(986)
Depreciation and amortization	489	58	—	547
Interest expense	78	42	—	120
Income tax (benefit) provision	—	—	(299)	(299)
EBITDA from continuing operations	1,542	(461)	(1,699)	(618)

Unrealized loss (gain) on equity securities (1)	—	834	—	834
Unrealized loss (gain) on lumber derivatives (2)	153	—	—	153
Stock-based compensation	6	—	99	105
Severance and retention (9)	—	—	3	3
Financing costs (6)	98	17	—	115
Non-GAAP adjusted EBITDA from continuing operations	$1,799	$390	$(1,597)	$592

For The Nine Months Ended September 30, 2023	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$1,746	$178	$(5,639)	$(3,715)
Depreciation and amortization	1,530	169	21	1,720
Interest (income) expense	52	(276)	(345)	(569)
Income tax (benefit) provision	1	—	231	232
EBITDA	3,329	71	(5,732)	(2,332)

Unrealized loss (gain) on equity securities (1)	—	24	—	24
Unrealized loss (gain) on lumber derivatives (2)	(10)	—	—	(10)
Interest income (3)	—	686	—	686
Stock-based compensation	18	—	261	279
Transaction costs related to sale (4)	—	—	1,281	1,281
Transaction costs related to mergers and acquisitions (5)	—	—	17	17
Loss (Gain) on sale of assets	—	(386)	—	(386)
Write off of lease liabilities	240	—	—	240
Financing costs (6)	134	17	—	151
Non-GAAP adjusted EBITDA	$3,711	$412	$(4,173)	$(50)

For The Nine Months Ended September 30, 2022	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$153	$(794)	$(6,066)	$(6,707)
Depreciation and amortization	1,471	221	—	1,692
Interest expense	269	131	—	400
Income tax (benefit) provision	—	—	861	861
EBITDA	1,893	(442)	(5,205)	(3,754)

Unrealized loss (gain) on equity securities (1)	—	834	—	834
Unrealized loss (gain) on lumber derivatives (2)	1,298	—	—	1,298
Stock-based compensation	17	—	300	317
Severance and retention (9)	—	—	3	3
Financing costs (6)	259	65	—	324
Non-GAAP adjusted EBITDA	$3,467	$457	$(4,902)	$(978)
(1)Reflects adjustments for any unrealized gains or losses on equity securities.
(2)Reflects adjustments for any unrealized gains or losses in lumber derivatives value.
(3)We allocate all corporate interest income to the Investments Division.
(4)Reflects one time transaction costs related to the sale of the Healthcare Division.
(5)Reflects one time transaction costs related to potential mergers and acquisitions.
(6)Reflects financing costs from our credit facilities.

Star Equity Holdings, Inc.
Supplemental Debt Information
(Unaudited) (In thousands)
A summary of the Company’s credit facilities are as follows:

	September 30, 2023		December 31, 2022
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - Premier	$537	9.25%	$—	—%
Revolving Credit Facility - eCapital EBGL	—	—%	2,592	10.25%
Revolving Credit Facility - Webster	—	—%	—	—%
Total Short-term Revolving Credit Facilities	$537	9.25%	$2,592	10.25%
eCapital - Star Loan Principal, net	$—	—%	$791	10.50%
Short Term Loan	$—	—%	$791	10.50%
Total Short-term debt	$537	9.25%	$3,383	10.31%

Star Equity Holdings, Inc.
Supplemental Segment Information
(Unaudited) (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue by segment:
Construction	$10,435	$11,107	$31,674	$39,544
Investments	89	159	405	475
Intersegment elimination	(89)	(159)	(405)	(475)
Consolidated revenue	$10,435	$11,107	$31,674	$39,544

Gross profit (loss) by segment:
Construction	$2,248	$3,132	$9,241	$7,203
Investments	44	100	236	253
Intersegment elimination	(89)	(158)	(405)	(474)
Consolidated gross profit	$2,203	$3,074	$9,072	$6,982

Income (loss) from continuing operations by segment:
Construction	$(21)	$1,150	$1,960	$681
Investments	(71)	97	(527)	236
Corporate, eliminations and other	(1,569)	(1,699)	(4,978)	(5,206)
Segment income (loss) from operations	$(1,661)	$(452)	$(3,545)	$(4,289)

Depreciation and amortization by segment:
Construction	$515	$489	$1,530	$1,471
Investments	45	58	169	221
Star Equity corporate	9	—	21	—
Total depreciation and amortization	$569	$547	$1,720	$1,692